FORM OF NOTE

[FORM OF FACE OF NOTE]

CUSIP No. __________
ISIN No. _____________
Common Code No. ________

Certificate No. __
                 $___________



UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



            SEARS ROEBUCK ACCEPTANCE CORP.
              6% Note due March 20, 2003


6%                                              6%

Due 2003                                        Due 2003

            Sears Roebuck Acceptance Corp., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of $___________ Dollars upon presentation and surrender of this Note, on the twentieth day of March, 2003, at the office or agency of the Company in the Borough of Manhattan of The City of New York or, at the option of the holder hereof, such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located, the city in which the principal corporate trust office of the Trustee is located or the City of Luxembourg, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest on said principal sum at the rate of 6% per annum, in immediately available funds, to the person in whose name the Note is registered at the close of business on March 5 or September 5, as the case may be, next preceding the date hereof to which interest has been paid on the Notes referred to on the reverse hereof (unless the date hereof is the date to which interest has been paid on such Notes, in which case from the date hereof, or unless the date hereof is prior to September 20, 1998, in which case from March 20, 1998), semiannually, commencing on September 20, 1998, on March 20 and September 20, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if this Note is dated after any March 5 and before the following March 20, or after any September 5 and before the following September 20, then this Note shall bear interest from such following March 20 or September 20, provided, however, that if the Company shall default in the payment of interest due on such following March 20 or September 20, this Note shall bear interest from the next preceding March 20 or September 20 to which interest has been paid on such Note, or if no interest has been paid on such Note, then from March 20, 1998. The interest so payable on any March 20 or September 20 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the March 5 prior to such March 20 or the September 5 prior to such September 20. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Interest Payment Date, and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Noteholders not less than 10 days prior to such Special Record Date, or may be paid, at any time in any other lawful manner, all as more fully provided in such Indenture.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under such Indenture.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ...................................................

                                    Sears Roebuck Acceptance
Corp.


By_______________________________________

President


By_______________________________________
                                                Vice
President, Finance
[Corporate Seal]


[FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the Securities of the series designated and referred to in the within-mentioned Indenture.

                                    The Chase Manhattan Bank,
                                    as Trustee



By:_______________________________________

Authorized Officer



            [FORM OF REVERSE SIDE OF NOTE]

            SEARS ROEBUCK ACCEPTANCE CORP.
              6% Note due March 20, 2003

1. This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, unlimited in aggregate principal amount, all issued or to be issued under or pursuant to an indenture dated as of May 15, 1995, executed between the Company and THE CHASE MANHATTAN BANK, as Trustee; to which indenture and all indentures supplemental thereto (herein collectively called the "Indenture") reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities, the rights and obligations thereunder of the Company and the rights, duties and immunities thereunder of the Trustee. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the "6% Notes due March 20, 2003" of the Company, limited in aggregate principal amount to $1,000,000,000 (hereinafter referred to as the "Notes"). All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2. In case a default, as defined in the Indenture, shall occur and be continuing with respect to the Notes, the principal amount of all Notes then outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be annulled by the Holders of a majority in principal amount of the Notes outstanding.

3. To the extent permitted by, and as provided in, the Indenture, indentures supplemental thereto may be entered into with the consent of the Company and with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities (as defined in the Indenture) of each series to be affected; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of (and premium, if any, on), or the interest on, any Security, or reduce the principal amount of (and premium, if any, on), or the rate of interest on any Security, or change the Currency in which the principal of (and premium, if any) or interest on such Securities is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.1 of the Indenture without the consent of the Holder of each outstanding Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each outstanding Security affected thereby.

4. The Indenture also provides that the Holders of a majority in principal amount of the Securities of any series then outstanding may waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or interest or premium, if any, on any of the Securities.

5. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the Currency, herein prescribed.

6. This Note is transferable by the registered Holder hereof or by its attorney duly authorized in writing at the office or agency of the Trustee in the Borough of Manhattan of The City of New York, without charge except for any tax or other governmental charge imposed in relation thereto, but only in the manner and subject to the limitations provided in the Indenture and upon surrender of this Note. Upon any such transfer a Note or Notes of authorized denominations for a like aggregate principal amount and bearing a number not contemporaneously outstanding will be issued in exchange herefor.

7. The Notes are issuable only as registered Notes without coupons, in denominations of $1,000 and any multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, Notes are exchangeable, without charge except for any tax or other governmental charge imposed in relation thereto, for other Notes of authorized denominations for a like aggregate principal amount, at the office or agency of the Company in the Borough of Manhattan of The City of New York or, at the option of the Holder hereof, such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located, the city in which the principal corporate trust office of the Trustee is located or the City of Luxembourg.

8. The Company, the Trustee, any Authenticating Agent, any paying agent and any security registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company or any Security registrar) for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and neither the Company, the Trustee, an Authenticating Agent, a paying agent nor Security registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

9. The Company will, subject to the exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of any Note who is a United States Alien (as defined below) as may be necessary in order that every net payment of the principal of or interest on such Note after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed by the United States (or any political subdivision or taxing authority thereof or therein) upon, or as a result of, such payment, will not be less than the amount provided for in such Note to be then due and payable. However, the Company will not be required to make any payment of Additional Amounts to any such holder for or on account of:

            (a) any such tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or trust, or a partner or shareholder of such holder, if such holder is a partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, partner or shareholder) being or having been a citizen or resident thereof or being, or having been, engaged in a trade or business or present therein or having, or having had, a permanent establishment therein;

            (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

            (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company, foreign personal holding company, controlled foreign corporation, passive foreign investment company, private foundation or other tax exempt organization, in each case with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

            (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Note;

            (e) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent;

            (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, identification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

            (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

            (h) any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note, but only to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of the Note would not have been entitled to the payment of an Additional Amount had such beneficiary, settlor, member or beneficial owner been the holder of such Note; or

            (i)   any combination of items (a), (b), (c), (d), (e),
(f), (g) or (h).

            The term "United States" means the United States of America, the Commonwealth of Puerto Rico and each territory and possession of the United States of America and the area subject to its jurisdiction. The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which, as to the United States, is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

            Any additional amounts payable under this Paragraph and Paragraph 10(a) are herein referred to as "Additional Amounts," and all references herein to principal of an interest on the Notes shall include such Additional Amounts.

10.(a) The Notes are not redeemable prior to maturity except as provided under this Paragraph 10.

      The Notes may be redeemed at the option of the Company, as a whole but not in part, at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount of the Notes together with accrued interest to the date fixed for redemption (the "Redemption Amount") if the Company determines that, as a result of (A) any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein, or any change in the application, official interpretation or enforcement of such laws, regulations or rulings, including a decision rendered by a court of competent jurisdiction in the United States or any political subdivision thereof, whether or not such decision was rendered with respect to the Company; or (B) any action taken by a taxing authority which action is generally applied or is taken with respect to the Company, which change, amendment, action, decision or memorandum is promulgated on or after March 20, 1998, there is a substantial probability that the Company has or will become obligated to pay Additional Amounts with respect to the Notes in accordance with Paragraph 9 hereof, and the Company cannot avoid such obligation by taking reasonable measures available to it. Prior to the publication of any notice of redemption of the Notes pursuant to the foregoing, the Company shall deliver to the Trustee an opinion of legal counsel to the Company stating that the Company is entitled to effect such redemption and a certificate setting forth facts showing that the conditions precedent to the right of the Company to so redeem have occurred.

            Notice of redemption will be given by the Company not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the redemption price will be specified in the notice. Each notice shall be given in the manner described in Paragraph 10(b).

            (b)   (i)  Any redemption notice given under Paragraph
10(a) above shall state the date fixed for redemption and the Redemption Amount. On the redemption date, the Company shall be bound to redeem the Notes to which such notice relates at their Redemption Amount upon presentment thereof. Notices to holders shall be mailed by the Trustee, first class postage prepaid, at their last addresses as they appear in the Security Register. If applicable, notice of intention to redeem the Notes also shall be given in the manner described in sub-paragraph (ii) below. Such notice by publication shall be published at least once a week for two successive weeks prior to the date fixed for redemption, the first such publication to be not less than 30 days nor more than 60 days prior to the date fixed for redemption.

                  (ii)  So long as the Notes are listed on the
Luxembourg Stock Exchange and such Exchange shall so require, notices to holders of the Notes will be given in a daily newspaper of general circulation in Luxembourg. If publication in Luxembourg is not practical, such publication shall be made elsewhere in Europe. The term "daily newspaper" shall mean a newspaper customarily published on each Business Day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions. Such publication is expected to be made in the Luxembourg Wort. Such notices will be deemed to have been given on the date of such publication. If by reason of the temporary or permanent suspension of publication of any newspaper or by reason of any other cause, it shall be impossible to make publication of such notice in a daily newspaper as herein provided, then such publication or other notice in lieu thereof, as shall be made by the Trustee, shall constitute sufficient publication of such notice, if such publication or other notice shall, so far as may be possible, approximate the terms and conditions of the publication in lieu of which it is given. The Trustee shall promptly furnish to the Company and each other paying agency a copy of each such notice so published.

11. No recourse shall be had for the payment of the principal of or the interest on this Note or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof. In the event of any sale or transfer of its assets and liabilities substantially as an entirety to a successor corporation, the predecessor corporation may be dissolved and liquidated as more fully set forth in the Indenture.

12. Notwithstanding anything to the contrary in the Indenture, the term "Business Day" shall mean, for all purposes with respect to the Notes, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a legal holiday for banking institutions in any of the City of Wilmington, Delaware, the City of Chicago, the City of New York, the City of Luxembourg, or the city in which the principal corporate trust office of the Trustee is located.